UNITED STATES
SECURITIES and EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of report (Date of earliest event reported)               May 18, 2004

FLUSHING FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

000-24272
(Commission File Number)

DELAWARE
(State or other jurisdiction of incorporation)

11-3209278
(I.R.S. Employer Identification Number)

144-51 NORTHERN BOULEVARD FLUSHING, NEW YORK 11354
(Address of principal executive offices)

(718) 961-5400
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5.    Other Events

   Flushing Financial Corporation (Nasdaq: FFIC), on May 18, 2004 announced Monica C. Passick's intention to retire as Senior Vice President, Treasurer and Chief Financial Officer, effective July 1, 2004. David W. Fry, who joined Flushing Financial Corporation as Vice President and Controller in 1998, will be named to succeed Mrs. Passick as Chief Financial Officer and Treasurer, effective upon her retirement.

Item 7(c).    Exhibits

99.1. Press release of Flushing Financial Corporation, dated May 18, 2004.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2004

FLUSHING FINANCIAL CORPORATION

By:	/s/ Michael J. Hegarty

Name:	Michael J. Hegarty
Title:	President & Chief Executive Officer

INDEX TO EXHIBITS

Exhibit		Page
99.1	Press release of Flushing Financial Corporation,
	dated May 18, 2004	5